UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2017

CORVUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37719	46-4670809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

863 Mitten Road, Suite 102
Burlingame, CA 94010
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 900-4520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2017, the Board of Directors (the “Board”) of Corvus Pharmaceuticals, Inc. (“Corvus” or the “Company”), approved, on recommendation of the Compensation Committee of the Board, increases to the 2018 annual salaries for the Company’s Chief Financial Officer, as well as new stock awards for the Company’s Chief Executive Officer and Chief Financial Officer.  The stock option awards to each of the executive officers will be granted effective as of the close of business on December 13, 2017 with an exercise price equal to the closing price of the Company’s common stock as reported on The NASDAQ Global Market on the date of grant. The awards will be made pursuant to the Company’s 2016 Equity Incentive Award Plan and will vest in equal monthly installments over 48 months, subject to continued service as of each vesting date.

The following table sets forth the 2018 annual salaries and number of shares underlying the stock option awards for each of the named executive officers and principal financial officer:

Name and Principal Position	2018 Salary ($)	Stock Option Award (shares)
Richard A. Miller, M.D.	$300,000	125,000
Chief Executive Officer
Leiv Lea	$320,000	40,000
Chief Financial Officer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS PHARMACEUTICALS, INC.

Date: December 15, 2017	By:	/s/ Leiv Lea
Leiv Lea
Chief Financial Officer

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